Exhibit 99.1
ONEMAIN HOLDINGS, INC. REPORTS SECOND QUARTER 2022 RESULTS
–2Q 2022 Diluted EPS of $1.68
–2Q 2022 C&I adjusted diluted EPS of $1.87
–2Q 2022 C&I managed receivables of $20.1 billion
–Declared quarterly dividend of $0.95 per share
–Repurchased 2.1 million shares for $94 million in 2Q

New York, NY, July 27, 2022 - OneMain Holdings, Inc. (NYSE: OMF), the leader in offering nonprime customers responsible access to credit, today reported pretax income of $280 million and net income of $209 million for the second quarter of 2022, compared to $463 million and $350 million, respectively, in the prior year quarter. Earnings per diluted share were $1.68 in the second quarter of 2022, compared to $2.60 in the prior year quarter.

On July 27, 2022, OneMain declared a quarterly dividend of $0.95 per share, payable on August 12, 2022, to record holders of the Company's common stock as of the close of business on August 8, 2022.

During the quarter, the Company repurchased approximately 2.1 million shares of common stock for $94 million.

“We had another strong quarter with continued robust demand for our loan products and excellent momentum across our key strategic initiatives, including our BrightWay credit card and new distribution partnerships,” said Doug Shulman, Chairman and CEO of OneMain. “We continue to closely monitor the macroeconomic environment and the effects of inflation on our customer base and are prepared to dynamically adjust our underwriting, as needed.”

The following segment results are reported on a non-GAAP basis. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Consumer and Insurance Segment (“C&I”)

C&I generated adjusted pretax income of $311 million and adjusted net income of $233 million for the second quarter of 2022, compared to $477 million and $358 million, respectively, in the prior year quarter. Adjusted earnings per diluted share were $1.87 for the second quarter of 2022, compared to $2.66 in the prior year quarter. The decline was primarily driven by the impacts from a normalizing credit environment, partially offset by higher net interest income.

Management runs the business based on C&I capital generation, which it defines as C&I adjusted net income excluding the after-tax change in C&I allowance for finance receivable losses while still considering the current period C&I net charge-offs. C&I capital generation was $275 million for the second quarter of 2022, representing an 11% decrease versus the prior year period.

Managed receivables, which includes our C&I personal loans, loans serviced for our whole loan sale partners, and credit card receivables, were $20.1 billion at June 30, 2022, up 10% from $18.3 billion at June 30, 2021.

Personal loan originations totaled $3.9 billion in the second quarter of 2022, up 2% from $3.8 billion in the prior year quarter. The percentage of secured originations was 49% in the second quarter of 2022, consistent with 49% in the prior year quarter.

Personal loans were $19.4 billion at June 30, 2022, up 7% from $18.2 billion at June 30, 2021. Secured personal loans were 52% at June 30, 2022, consistent with 52% at June 30, 2021.

Average net finance receivables were $19.2 billion in the second quarter of 2022, up 8% from $17.7 billion in the prior year quarter.

Interest income in the second quarter of 2022 was $1.1 billion, up 3% compared to the prior year quarter, reflecting higher average net finance receivables, partially offset by a lower portfolio yield.

Yield was 23.1% in the second quarter of 2022, down from 24.2% in the prior year quarter. The decrease generally reflected the impact of higher credit quality originations and the normalization of 90+ day delinquent receivables in the portfolio.

The provision for finance receivable losses was $338 million in the second quarter of 2022, up $208 million compared to the prior year period. The prior year period results included a reduction in our allowance for finance receivable losses associated with an improving credit environment as well as historically low net charge-offs, while the current quarter reflects a reserve increase associated with growth in our portfolio and higher net change-off rates.

C&I Select Delinquency and Loss Ratios	June 30, 2022	March 31, 2022	June 30, 2021

Personal loans:
30-89 days delinquency ratio	2.73%	2.25%	1.76%
30+ days delinquency ratio	4.88%	4.46%	3.12%
90+ days delinquency ratio	2.15%	2.21%	1.36%
Net charge-offs	5.96%	5.58%	4.41%

Operating expense for the second quarter of 2022 was $350 million, up 6% from $332 million in the prior year quarter reflecting receivables growth and continued investments in the business.

Funding and Liquidity

As of June 30, 2022, the Company had principal debt balances outstanding of $18.2 billion, 48% of which was secured. The Company had $526 million of cash and cash equivalents, which included $151 million of cash and cash equivalents held at their regulated insurance subsidiaries or for other operating activities that are unavailable for general corporate purposes.

Cash and cash equivalents, together with the Company’s potential borrowings of $1.25 billion of undrawn committed capacity from a corporate revolver, $5.3 billion of undrawn committed capacity under the revolving conduit facilities, and $9.6 billion of unencumbered loans, provide a liquidity runway in excess of 24 months under numerous stress scenarios and assuming no access to the capital markets. This liquidity runway calculation contemplates all the cash needs of the Company.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss the Company's results, outlook, and related matters at 8:30 am Eastern Time on Thursday, July 28th, 2022. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 866-831-8616 (U.S. domestic) or 203-518-9873 (international), and using conference ID 65228, or via a live audio webcast through the Investor Relations section of the OneMain Financial website. For those unable to listen to the live broadcast, a replay will be available on our website, after the event. An investor presentation will be available on the Investor Relations page of OneMain’s website at http://investor.onemainfinancial.com prior to the start of the conference call.

About OneMain Holdings, Inc.

OneMain Financial (NYSE: OMF) is the leader in offering nonprime customers responsible access to credit and is dedicated to improving the financial well-being of hardworking Americans. We empower our customers to solve today’s problems and reach a better financial future through personalized solutions available online and in 1,400 locations across 44 states. OneMain is committed to making a positive impact on the people and the communities we serve. For additional information, please visit www.OneMainFinancial.com.

Use of Non-GAAP Financial Measures

We report the operating results of Consumer and Insurance using the Segment Accounting Basis, which (i) reflects our allocation methodologies for interest expense and operating costs, to reflect the manner in which we assess our business results and (ii) excludes the impact of applying purchase accounting (eliminates premiums/discounts on our finance receivables and long-term debt at acquisition, as well as the amortization/accretion in future periods). Consumer and Insurance adjusted pretax income (loss), Consumer and Insurance adjusted net income (loss), and Consumer and Insurance adjusted earnings (loss) per diluted share are key performance measures used to evaluate the performance of our business. Consumer and Insurance adjusted pretax income (loss) represents income (loss) before income taxes on a Segment Accounting Basis and excludes the expense associated with the cash-settled stock-based awards, direct costs associated with COVID-19, acquisition-related transaction and integration expenses, net loss resulting from repurchases and repayments of debt, and restructuring charges. We believe these non-GAAP financial measures are useful in assessing the profitability of our segment.

We also use Consumer and Insurance pretax capital generation and Consumer and Insurance capital generation, non-GAAP financial measures, as a key performance measure of our segment. Consumer and insurance pretax capital generation represents Consumer and Insurance adjusted pretax income, as discussed above, and excludes the change in our Consumer and Insurance allowance for finance receivable losses in the period while still considering the Consumer and Insurance net charge-offs during the period. Consumer and Insurance capital generation represents the after-tax effect of Consumer and Insurance pretax capital generation. We believe that these non-GAAP measures are useful in assessing the capital created in the period impacting the overall capital adequacy of the Company. We believe that the Company’s reserves, combined with its equity, represent the Company's loss absorption capacity.

We utilize these non-GAAP measures in evaluating our performance. Additionally, these non-GAAP measures are consistent with the performance goals established in OMH’s executive compensation program. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP.

This document contains summarized information concerning OneMain Holdings, Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this document is complete. For additional financial, statistical and business related information see the Company's most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q (“Form 10-Qs”) filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available in the Investor Relations section of the Company's website (www.omf.com) and the SEC's website (www.sec.gov).

Cautionary Note Regarding Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “foresees,” “goal,” “intends,” “likely,” “objective,” “plans,” “projects,” “target,” “trend,” “remains,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will” or “would” are intended to identify forward-looking statements, but these words are not the exclusive means of identifying forward-looking statements.

Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events, objectives, goals, projections, strategies, performance, and future plans, and underlying assumptions and other statements related thereto. You should not place undue reliance on these forward-looking statements. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. Important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: adverse changes in general economic conditions, including the interest rate environment and the financial markets; risks associated with the COVID-19 pandemic and the measures taken in response thereto; geopolitical risks, including recent geopolitical actions outside the U.S.; the sufficiency of our allowance for finance receivable losses; increased levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, pandemics, floods or wildfires affecting our customers, collateral, or our facilities; a failure in or breach of our information, operational or security systems or infrastructure or those of third parties, including as a result of cyber-attacks, war or other disruptions; the adequacy of our credit risk scoring models; adverse changes in our ability to attract and retain employees or key executives; increased competition or adverse changes in customer responsiveness to our distribution channels or products; changes in federal, state, or local laws, regulations, or regulatory policies and practices or increased regulatory scrutiny of our industry; risks associated with our insurance operations; the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority; our substantial indebtedness and our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements; our ability to comply with all of our covenants; the effects of any downgrade of our debt ratings by credit rating agencies; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC from time to time.

The liquidity runway scenario disclosed in the press release is based on management’s estimates and assumptions for internal strategic planning purposes and does not constitute guidance or financial projections and should not be regarded or relied on as such.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified in this document that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Forward looking statements included in this document speak only as of the date on which they were made. We undertake no obligation to update or revise any forward-looking statements, whether written or oral, to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments or otherwise, except as required by law.

OneMain Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter-to-Date					Fiscal Year
(unaudited, $ in millions, except per share amounts)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	2021	2020

Interest income	$1,106	$1,089	$1,121	$1,113	$1,071	$4,364	$4,368
Interest expense	(219)	(219)	(235)	(237)	(231)	(937)	(1,027)
Net interest income	887	870	886	876	840	3,427	3,341
Provision for finance receivable losses	(339)	(238)	(237)	(226)	(132)	(593)	(1,319)
Net interest income after provision for finance receivable losses	548	632	649	650	708	2,834	2,022

Insurance	111	111	111	109	107	434	443
Investment	9	15	17	14	17	65	75
Gain on sales of finance receivables	16	17	17	15	11	47	—
Net loss on repurchases and repayments of debt	(28)	—	(29)	(1)	(1)	(78)	(39)
Other	20	19	19	18	16	63	47
Total other revenues	128	162	135	155	150	531	526

Operating expenses	(356)	(353)	(379)	(384)	(347)	(1,448)	(1,329)
Insurance policy benefits and claims	(40)	(45)	(50)	(45)	(48)	(176)	(242)
Total other expenses	(396)	(398)	(429)	(429)	(395)	(1,624)	(1,571)

Income before income taxes	280	396	355	376	463	1,741	977
Income taxes	(71)	(95)	(93)	(88)	(113)	(427)	(247)
Net income	$209	$301	$262	$288	$350	$1,314	$730

Weighted average number of diluted shares	124.7	127.5	130.0	132.9	134.6	133.1	134.9
Diluted EPS	$1.68	$2.36	$2.02	$2.17	$2.60	$9.87	$5.41
Book value per basic share	$24.51	$24.55	$24.20	$23.74	$26.42	$24.20	$25.61
Return on assets	3.8%	5.6%	4.6%	5.1%	6.5%	6.0%	3.2%
Average net receivables	$19,160	$19,083	$19,040	$18,545	$17,717	$18,281	$17,997
Yield	23.1%	23.1%	23.3%	23.8%	24.2%	23.8%	24.2%

Change in allowance for finance receivable losses	$(56)	$24	$(34)	$(61)	$62	$174	$(322)
Net charge-offs	(283)	(262)	(203)	(165)	(194)	(767)	(997)
Provision for finance receivable losses	$(339)	$(238)	$(237)	$(226)	$(132)	$(593)	$(1,319)

OneMain Holdings, Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of

(unaudited, $ in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021

Assets
Cash and cash equivalents	$526	$640	$541	$821	$1,787
Investment securities	1,773	1,778	1,992	1,963	1,969
Net finance receivables	19,448	18,979	19,212	18,843	18,163
Unearned insurance premium and claim reserves	(754)	(741)	(761)	(750)	(728)
Allowance for finance receivable losses	(2,127)	(2,071)	(2,095)	(2,061)	(2,000)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	16,567	16,167	16,356	16,032	15,435
Restricted cash and restricted cash equivalents	534	531	476	459	507
Goodwill	1,437	1,437	1,437	1,437	1,437
Other intangible assets	273	274	274	278	287
Other assets	1,085	981	1,003	973	955
Total assets	$22,195	$21,808	$22,079	$21,963	$22,377

Liabilities and Shareholders’ Equity
Long-term debt	$17,922	$17,560	$17,750	$17,661	$17,605
Insurance claims and policyholder liabilities	612	621	621	616	617
Deferred and accrued taxes	1	45	1	9	10
Other liabilities	627	493	614	556	608
Total liabilities	19,162	18,719	18,986	18,842	18,840

Common stock	1	1	1	1	1
Additional paid-in capital	1,679	1,672	1,672	1,665	1,661
Accumulated other comprehensive income (loss)	(70)	(11)	61	77	85
Retained earnings	1,994	1,905	1,727	1,554	1,825
Treasury stock	(571)	(478)	(368)	(176)	(35)
Total shareholders’ equity	3,033	3,089	3,093	3,121	3,537
Total liabilities and shareholders’ equity	$22,195	$21,808	$22,079	$21,963	$22,377

OneMain Holdings, Inc.
CONSOLIDATED KEY FINANCIAL METRICS, CONTINUED (UNAUDITED)

	As of

(unaudited, $ in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021

Liquidity
Cash and cash equivalents	$526	$640	$541	$821	$1,787
Cash and cash equivalents unavailable for general corporate purposes	151	265	158	205	158
Unencumbered gross finance receivables	9,621	10,206	10,217	10,964	9,732
Undrawn conduit facilities	5,275	5,350	5,400	7,300	7,300
Undrawn corporate revolver	1,250	1,000	1,000	—	—
Drawn conduit facilities	500	650	600	—	—

Long-term debt	$17,922	$17,560	$17,750	$17,661	$17,605
Less: Junior subordinated debt	(172)	(172)	(172)	(172)	(172)
Adjusted debt	17,750	17,388	17,578	17,489	17,433
Less: Available cash and cash equivalents	(375)	(375)	(383)	(616)	(1,629)
Net adjusted debt	$17,375	$17,013	$17,195	$16,873	$15,804

Total Shareholders' equity	$3,033	$3,089	$3,093	$3,121	$3,537
Less: Goodwill	(1,437)	(1,437)	(1,437)	(1,437)	(1,437)
Less: Other intangible assets	(273)	(274)	(274)	(278)	(287)
Plus: Junior subordinated debt	172	172	172	172	172
Adjusted tangible common equity	1,495	1,550	1,554	1,578	1,985
Plus: Allowance for finance receivable losses, net of tax (1)	1,595	1,553	1,571	1,546	1,500
Adjusted capital	$3,090	$3,103	$3,125	$3,124	$3,485

Net leverage (net adjusted debt to adjusted capital)	5.6x	5.5x	5.5x	5.4x	4.5x

(1)	Income taxes assume a 25% tax rate.

OneMain Holdings, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	2021	2020

Consumer & Insurance	$281	$396	$359	$388	$474	$1,788	$1,021
Other	—	—	(1)	(1)	(2)	(7)	(9)
Segment to GAAP adjustment	(1)	—	(3)	(11)	(9)	(40)	(35)
Income before income taxes - GAAP basis	$280	$396	$355	$376	$463	$1,741	$977

Pretax income - segment accounting basis	$281	$396	$359	$388	$474	$1,788	$1,021
Cash-settled stock-based awards	1	1	23	31	—	54	—
Direct costs associated with COVID-19	1	1	2	1	2	6	17
Acquisition-related transaction and integration expenses	—	—	—	—	—	—	11
Net loss on repurchases and repayments of debt (1)	28	—	29	1	1	70	36
Restructuring charges	—	—	—	—	—	—	7
Consumer & Insurance adjusted pretax income (non-GAAP)	$311	$398	$413	$421	$477	$1,918	$1,092

Reconciling items (2)	$(31)	$(2)	$(57)	$(44)	$(12)	$(171)	$(109)

(1)	Amounts differ from those presented on "Consolidated Statements of Operations (Unaudited)" page as a result of purchase accounting adjustments that are not applicable on a segment accounting basis.
(2)	Reconciling Items consist of Segment to GAAP adjustment and the adjustments to Pretax income – segment accounting basis for C&I and Other. The adjustments to Other adjusted pretax income (loss) are not disclosed in the table above due to immateriality.

OneMain Holdings, Inc.
RECONCILIATION OF KEY SEGMENT METRICS (UNAUDITED) (Non-GAAP)

	As of

(unaudited, $ in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021

Consumer & Insurance	$19,449	$18,981	$19,215	$18,847	$18,168
Segment to GAAP adjustment	(1)	(2)	(3)	(4)	(5)
Net finance receivables - GAAP basis	$19,448	$18,979	$19,212	$18,843	$18,163

Consumer & Insurance	$2,132	$2,077	$2,102	$2,070	$2,011
Segment to GAAP adjustment	(5)	(6)	(7)	(9)	(11)
Allowance for finance receivable losses - GAAP basis	$2,127	$2,071	$2,095	$2,061	$2,000

OneMain Holdings, Inc.
CONSUMER & INSURANCE SEGMENT (UNAUDITED) (Non-GAAP)

	Quarter-to-Date					Fiscal Year

(unaudited, in millions, except per share amounts)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	2021	2020

Interest income	$1,104	$1,087	$1,119	$1,111	$1,069	$4,355	$4,353
Interest expense	(218)	(217)	(233)	(235)	(230)	(930)	(1,007)
Net interest income	886	870	886	876	839	3,425	3,346
Provision for finance receivable losses	(338)	(237)	(236)	(224)	(130)	(587)	(1,313)
Net interest income after provision for finance receivable losses	548	633	650	652	709	2,838	2,033

Insurance	111	111	111	109	107	434	443
Investment	9	15	17	14	17	65	75
Gain on sales of finance receivables	16	17	17	15	11	47	—
Other	17	15	16	14	13	51	33
Total other revenues	153	158	161	152	148	597	551

Operating expenses	(350)	(348)	(348)	(338)	(332)	(1,341)	(1,250)
Insurance policy benefits and claims	(40)	(45)	(50)	(45)	(48)	(176)	(242)
Total other expenses	(390)	(393)	(398)	(383)	(380)	(1,517)	(1,492)

Adjusted pretax income (non-GAAP)	311	398	413	421	477	1,918	1,092

Income taxes (1)	(78)	(99)	(103)	(105)	(119)	(480)	(273)

Adjusted net income (non-GAAP)	$233	$299	$310	$316	$358	$1,438	$819

Weighted average number of diluted shares	124.7	127.5	130.0	132.9	134.6	133.1	134.9
C&I adjusted diluted EPS	$1.87	$2.35	$2.38	$2.37	$2.66	$10.81	$6.07

(1)	Income taxes assume a 25% tax rate.

OneMain Holdings, Inc.
CONSUMER & INSURANCE SEGMENT METRICS (UNAUDITED) (Non-GAAP)

	As of or Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	2021	2020

Interest income	23.1%	23.1%	23.3%	23.8%	24.2%	23.8%	24.2%
Interest expense	(4.6%)	(4.6%)	(4.9%)	(5.0%)	(5.2%)	(5.1%)	(5.6%)
Net interest income	18.6%	18.5%	18.5%	18.7%	19.0%	18.7%	18.6%
Other net revenue (1)	2.4%	2.4%	2.3%	2.3%	2.3%	2.3%	1.7%
Net charge-off	(5.9%)	(5.6%)	(4.2%)	(3.5%)	(4.4%)	(4.2%)	(5.5%)
Change in allowance	(1.1%)	0.5%	(0.7%)	(1.3%)	1.5%	1.0%	(1.8%)
Operating expenses	(7.3%)	(7.4%)	(7.3%)	(7.2%)	(7.5%)	(7.3%)	(6.9%)
Income tax expense (2)	(1.6%)	(2.1%)	(2.2%)	(2.3%)	(2.7%)	(2.6%)	(1.5%)
Return on receivables	4.9%	6.4%	6.5%	6.8%	8.1%	7.9%	4.5%

Net finance receivables - personal loans	$19,385	$18,931	$19,190	$18,847	$18,168	$19,190	$18,091
Net finance receivables - credit cards	64	50	25	—	—	25	—
Net finance receivables	19,449	18,981	19,215	18,847	18,168	19,215	18,091
Finance receivables serviced for our whole loan sale partners	616	528	414	283	149	414	—
Managed receivables	$20,065	$19,509	$19,629	$19,130	$18,317	$19,629	$18,091

Average net finance receivables - personal loans	$19,105	$19,046	$19,037	$18,549	$17,722	$18,284	$18,009
Average net finance receivables - credit cards	57	40	6	—	—	2	—
Average net receivables	19,162	19,086	19,043	18,549	17,722	18,286	18,009
Average receivables serviced for our whole loan sale partners	572	474	351	211	114	174	—
Average managed receivables	$19,734	$19,560	$19,394	$18,760	$17,836	$18,460	$18,009

Operating expenses	$(350)	$(348)	$(348)	$(338)	$(332)	$(1,341)	$(1,250)
Average managed receivables	$19,734	$19,560	$19,394	$18,760	$17,836	$18,460	$18,009
Operating expense % of average managed receivables	(7.1%)	(7.2%)	(7.1%)	(7.2%)	(7.5%)	(7.3%)	(6.9%)

Note:	Consumer & Insurance financial information is presented on an adjusted Segment Accounting Basis. All ratios are shown as a percentage of C&I average net finance receivables. Ratios may not sum due to rounding.
(1)	Other net revenue includes total other revenues less insurance policy benefits and claims.
(2)	Income taxes assume a 25% tax rate.

OneMain Holdings, Inc.
CONSUMER & INSURANCE CAPITAL METRICS (UNAUDITED) (Non-GAAP)

	Quarter-to-Date					Fiscal Year

(unaudited, in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	2021	2020

Provision for finance receivable losses	$338	$237	$236	$224	$130	$587	$1,313
Less: Net charge-offs	(283)	(262)	(204)	(165)	(194)	(768)	(998)
Change in C&I allowance for finance receivable losses (non-GAAP)	55	(25)	32	59	(64)	(181)	315

Adjusted pretax income (non-GAAP)	311	398	413	421	477	1,918	1,092
Pretax capital generation (non-GAAP)	366	373	445	480	413	1,737	1,407

Capital generation, net of tax(1) (non-GAAP)	$275	$280	$334	$360	$310	$1,303	$1,056
C&I average net receivables	$19,162	$19,086	$19,043	$18,549	$17,722	$18,286	$18,009

Capital generation return on receivables	5.7%	6.0%	7.0%	7.7%	7.0%	7.1%	5.9%

Beginning adjusted capital	$3,103	$3,125	$3,124	$3,485	$3,308	$3,587	$3,367

Capital generation, net of tax(1) (non-GAAP)	275	280	334	360	310	1,303	1,056

Less: Common stock repurchased	(94)	(110)	(192)	(141)	(35)	(368)	(45)
Less: Cash dividends	(120)	(123)	(89)	(559)	(95)	(1,278)	(807)
Capital returns	(214)	(233)	(281)	(700)	(130)	(1,646)	(852)

Less: Adjustments to C&I, net of tax (1), (2)	(23)	2	(46)	(25)	(5)	(116)	(81)
Less: Change in the assumed tax rate (1)	—	—	—	—	—	—	(8)
Less: Withholding tax on share-based compensation	—	(12)	—	—	—	(6)	(6)
Less: Adjusted other net loss, net of tax (1) (non-GAAP)	—	—	(1)	(1)	(1)	(4)	(4)
Plus: Other comprehensive income (loss)	(59)	(72)	(16)	(8)	5	(33)	50
Plus: Purchased credit deteriorated finance receivables gross-up, net of tax (2), (3)	—	—	—	—	—	—	11
Plus: Other intangibles amortization	1	1	4	9	9	32	37
Plus: Trim acquisition	—	—	—	—	(15)	(15)	—
Plus: Share-based compensation expense, net of forfeitures	7	12	7	4	4	23	17
Other	(74)	(69)	(52)	(21)	(3)	(119)	16

Ending adjusted capital	$3,090	$3,103	$3,125	$3,124	$3,485	$3,125	$3,587

Note:	Year-to-Date may not sum due to rounding.
(1)	Income taxes assume a 25% tax rate.
(2)	Includes the effects of purchase accounting adjustments excluding loan loss reserves.
(3)
As a result of the adoption of ASU 2016-13, we converted all purchased credit impaired finance receivables to purchased credit deteriorated finance receivables in accordance with ASC Topic 326, which resulted in the gross-up of net finance receivables and allowance for finance receivable losses of $15 on January 1, 2020.

OneMain Holdings, Inc.
CONSUMER & INSURANCE KEY FINANCIAL METRICS (UNAUDITED) (Non-GAAP)

	As of or Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	2021	2020

Consumer and Insurance
Non-TDR net finance receivables	$18,759	$18,307	$18,544	$18,166	$17,460	$18,544	$17,363
TDR net finance receivables	690	674	671	681	708	671	728
Net finance receivables (1)	$19,449	$18,981	$19,215	$18,847	$18,168	$19,215	$18,091

Non-TDR allowance	$1,854	$1,806	$1,823	$1,778	$1,693	$1,823	$1,951
TDR allowance	278	271	279	292	318	279	332
Allowance (1)	$2,132	$2,077	$2,102	$2,070	$2,011	$2,102	$2,283

Non-TDR allowance ratio	9.88%	9.86%	9.83%	9.79%	9.69%	9.83%	11.24%
TDR allowance ratio	40.34%	40.20%	41.56%	42.87%	44.93%	41.56%	45.55%
Allowance ratio	10.96%	10.94%	10.94%	10.98%	11.07%	10.94%	12.62%

Note:	Consumer & Insurance financial information is presented on an adjusted Segment Accounting Basis.
(1)	For reconciliation to GAAP, see "Reconciliation of Key Segment Metrics (Unaudited) (Non-GAAP)."

OneMain Holdings, Inc.
CONSUMER & INSURANCE PERSONAL LOANS FINANCIAL METRICS (UNAUDITED) (Non-GAAP)

	As of or Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	2021	2020

Consumer and Insurance Personal Loans

Gross charge-offs	$351	$329	$260	$223	$252	$990	$1,163
Recoveries	(68)	(67)	(56)	(58)	(58)	(222)	(165)
Net charge-offs	$283	$262	$204	$165	$194	$768	$998

Gross charge-off ratio	7.37%	7.00%	5.43%	4.77%	5.70%	5.42%	6.46%
Recovery ratio	(1.41%)	(1.42%)	(1.18%)	(1.24%)	(1.29%)	(1.21%)	(0.92%)
Net charge-off ratio	5.96%	5.58%	4.24%	3.52%	4.41%	4.20%	5.54%

Average net receivables	$19,105	$19,046	$19,037	$18,549	$17,722	$18,284	$18,009
Yield	23.1%	23.1%	23.3%	23.8%	24.2%	23.8%	24.2%
Origination volume	$3,897	$2,959	$3,836	$3,870	$3,835	$13,825	$10,729

30-89 delinquency	$529	$427	$467	$415	$320	$467	$413
30+ delinquency	$945	$845	$850	$710	$567	$850	$729
90+ delinquency	$416	$418	$383	$295	$247	$383	$316

30-89 delinquency ratio	2.73%	2.25%	2.43%	2.20%	1.76%	2.43%	2.28%
30+ delinquency ratio	4.88%	4.46%	4.43%	3.77%	3.12%	4.43%	4.03%
90+ delinquency ratio	2.15%	2.21%	2.00%	1.57%	1.36%	2.00%	1.75%

Note:	Consumer & Insurance financial information is presented on an adjusted Segment Accounting Basis. Delinquency ratios are calculated as a percentage of C&I personal loan net finance receivables.

Glossary

•Adjusted capital = adjusted tangible common equity + allowance for finance receivable losses (ALLL), net of tax
•Adjusted debt = long-term debt – junior subordinated debt
•Adjusted tangible common equity (TCE) = total shareholders’ equity – goodwill – other intangible assets + junior subordinated debt
•Available cash and cash equivalents = cash and cash equivalents – cash and cash equivalents held at our regulated insurance subsidiaries or is unavailable for general corporate purposes
•Average assets = average of monthly average assets (assets at the beginning and end of each month divided by two) in the period
•Average managed receivables = average net receivables + average receivables serviced for our whole loan sale partners
•C&I adjusted diluted EPS = C&I adjusted net income (non-GAAP) / weighted average diluted shares
•Capital generation = C&I adjusted net income – change in C&I allowance for finance receivable losses, net of tax
•Capital generation return on receivables = annualized capital generation / C&I average net receivables
•Credit card purchase volume = credit card purchase transactions + cash advances – returns
•Finance receivables serviced for our whole loan sale partners = unpaid principal balance plus accrued interest of loans sold as part of our whole loan sale program
•Managed receivables = C&I net finance receivables + finance receivables serviced for our whole loan sale partners
•Net adjusted debt = adjusted debt – available cash and cash equivalents
•Net leverage = net adjusted debt / adjusted capital
•Opex ratio = annualized C&I operating expenses / C&I average managed receivables
•Other net revenue = other revenues – insurance policy benefits and claims expense
•Pretax capital generation = C&I pretax adjusted net income – change in C&I allowance for finance receivable losses
•Return on assets (ROA) = annualized net income / average total assets
•Return on receivables (C&I ROR) = annualized C&I adjusted net income / C&I average net receivables
•Unencumbered loans = unencumbered gross finance receivables excluding credit cards

OneMain Holdings, Inc.

Investor Contact:
Peter R. Poillon, 212-359-2432
Peter.Poillon@omf.com

Media Contact:
Kelly Ogburn, 410-537-9028
Kelly.Ogburn@omf.com
Source: OneMain Holdings, Inc.